NEUBERGER BERMAN INCOME FUNDS
                                   SCHEDULE A

                                 INITIAL SERIES
                                 --------------


Neuberger Berman Government Money Fund
Neuberger Berman Cash Reserves
Neuberger Berman Ultra Short Bond Fund
Neuberger Berman Limited Maturity Bond Fund
Neuberger Berman Municipal Money Fund
Neuberger Berman Municipal Securities Trust

                                ADDITIONAL SERIES
                                -----------------


Neuberger Berman High Yield Bond Fund
Neuberger Berman Institutional Cash Fund





DATED:  March 7, 2000